ADDENDUM TO LICENSING AGREEMENT

Addendum to the License Agreement between Community Alliance, Inc. and Rachelle Hagerty, dated November 28, 2005 and the Addendum to Licensing Agreement dated October 31, 2007.

WHEREAS, Paragraph 5.01 under Paragraph 5 LICENSE FEE, of the License Agreement, as amended, calls for a payment in the amount of $1,000 to be paid on June 30, 2008 and a final payment in the amount of $7,000 to be paid on or before December 31, 2008 toward the License Fee, the parties desire to amend Paragraph 5.01.

The paragraph reads in the Addendum to the Licensing Agreement reads:

         5.  LICENSE FEE.

                  5.01 For use of the INTELLECTUAL PROPERTY as described in this Agreement, LICENSEE agrees to pay to LICENSOR a license fee of ten thousand dollars ($10,000.00), on with an initial payment of Two
Thousand Dollars ($2,000.00) ( the "Initial Payment") to be paid with the signing of this Agreement, a second payment in the amount of One Thousand Dollars ($1,000.00) to be paid on or before June 30, 2008, and the full balance of Six Thousand Dollars ($7,000.00) due on or before December 31, 2008.

                  It is now the desire of the parties to change Paragraph
5.01 of the Addendum to licensing Agreement to read as follows:

                  5.01 For use of the INTELLECTUAL PROPERTY as described in this Agreement, LICENSEE agrees to pay to LICENSOR a license fee of ten thousand dollars ($10,000.00), on with an initial payment of Two
Thousand Dollars ($2,000.00) ( the "Initial Payment") to be paid with the signing of this Agreement, a second payment in the amount of One Thousand Dollars ($1,000.00) to be paid on or before December 31, 2008, and the full balance of Seven Thousand Dollars ($7,000.00) due on or before December31, 2009.


This addendum is dated July 3, 2008

Community Alliance, Inc.

By:  /s/ Phil E. Ray
     --------------------------
	     Phil E. Ray - President

Licensee

By:  /s/ Rachelle Hagerty
     --------------------------
     Rachelle Hagerty